Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT

INSIGHT ENTERPRISES, INC. REPORTS FIRST QUARTER 2014 RESULTS

TEMPE, AZ – May 1, 2014 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter ended March 31, 2014.

For the first quarter of 2014

•	Net sales increased 3% compared to the first quarter of 2013 to $1.2 billion.

•	Gross profit increased 4% compared to the first quarter of 2013 to $163.7 million, with gross margin increasing approximately 10 basis points to 13.5% of net sales.

•	Earnings from operations increased 46% compared to the first quarter of 2013 to $21.0 million, or 1.7% of net sales.

•	Net earnings and diluted earnings per share were $11.6 million and $0.28, respectively, at an effective tax rate of 39.3%.

•	The Company generated $66.0 million of cash from operations, compared to $16.3 million in the first quarter of 2013.

•	The Company repurchased approximately 1.2 million shares of its common stock for $26.7 million.

“In the first quarter, solid sales execution and strict cost discipline combined with improving demand trends globally resulted in strong double digit earnings growth year over year,” stated Ken Lamneck, President and Chief Executive Officer. “We are pleased with our first quarter results and the sales and operational discipline we are seeing in our business and expect that will serve us well as we head through the balance of the year,” added Lamneck.

SEGMENT OVERVIEW

In North America, net sales were $780.7 million for the first quarter of 2014, an increase of 5% compared to net sales of $747.0 million for the first quarter of 2013. Net sales of hardware and software increased 4% and 11%, respectively, year over year, while net sales of services declined 14% year to year. Gross profit of $107.4 million was also up 5% year over year, with gross margin increasing to 13.8% for the first quarter of 2014 from 13.7% in the first quarter of 2013. Selling and administrative expenses in North America remained flat at $89.2 million in the first quarter of both 2014 and 2013. During the first quarter of 2014, severance and restructuring expenses recorded in North America were immaterial, compared to $1.1 million, $680,000 net of tax, during the first quarter of 2013. As a result, earnings from operations in North America increased 48% year over year to $18.2 million, or 2.3% of net sales, in the first quarter of 2014, compared to $12.3 million, or 1.6% of net sales, in the first quarter of 2013. Excluding severance and restructuring expenses in both periods, earnings from operations in North America on a non-GAAP basis increased 37% year over year to $18.2 million, or 2.3% of net sales, in the first quarter of 2014 compared to $13.3 million, or 1.8% of net sales, in the first quarter of 2013.*

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     800.467.4448     FAX 480.760.8958

Insight Q1 2014 Results, Page 2	May 1, 2014

The Company’s EMEA operating segment reported net sales of $387.9 million for the first quarter of 2014, which was flat compared to the first quarter of 2013. Excluding the effects of foreign currency movements, net sales decreased 5% year to year. Net sales of hardware increased 7% year over year, while net sales of software and services declined 3% and 13%, respectively, year to year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware net sales increased 1% year over year, and software and services net sales declined 8% and 17%, respectively, compared to the first quarter of 2013. Gross profit of $49.3 million was up 1%, with gross margin increasing to 12.7% for the first quarter of 2014 from 12.6% in the first quarter of 2013. Excluding the effects of foreign currency movements, gross profit declined 4% year to year. Selling and administrative expenses in EMEA in the first quarter of 2014 were up 3%, or $1.3 million, compared to the first quarter of 2013. Excluding the effects of foreign currency movements, selling and administrative expenses declined 2% year to year. During the first quarter of 2014, severance and restructuring expenses recorded in EMEA were immaterial, compared to $1.7 million, $1.2 million net of tax, of severance and restructuring expenses reported for the first quarter of 2013. As a result, earnings from operations in EMEA increased 66% year over year to $2.0 million, or 0.5% of net sales, in the first quarter of 2014 compared to $1.2 million, or 0.3% of net sales, in the first quarter of 2013. Excluding severance and restructuring expenses in both periods, earnings from operations in EMEA on a non-GAAP basis decreased 22% year to year to $2.2 million, or 0.6% of net sales, in the first quarter of 2014 compared to $2.9 million, or 0.7% of net sales, in the first quarter of 2013.*

The Company’s APAC operating segment reported net sales of $45.9 million for the first quarter of 2014, a decrease of 4% compared to the first quarter of 2013 in U.S. dollars. Excluding the effects of foreign currency movements, net sales increased 6% year over year. Gross profit remained flat at $7.0 million, with gross margin increasing to 15.3% for the first quarter of 2014 from 14.7% in the first quarter of 2013. Excluding the effects of foreign currency movements, gross profit increased 11% year over year. Selling and administrative expenses in APAC increased $107,000, or 2%, year over year in U.S. dollars, an increase of 14% year over year excluding the effects of foreign currency movements. As a result, earnings from operations in APAC decreased 10% year to year to $868,000, or 1.9% of net sales, in the first quarter of 2014 compared to $964,000, or 2.0% of net sales, in the first quarter of 2013.

Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current period.

Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded.

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     800.467.4448     FAX 480.760.8958

Insight Q1 2014 Results, Page 3	May 1, 2014

UPDATED GUIDANCE

For the full year of 2014, the Company continues to expect the global IT market to grow in the low- to mid-single digit range. The Company expects its business to grow slightly faster than the market. As a result, the Company expects earnings per share for the full year 2014 to be between $1.97 and $2.07.

This outlook reflects:

•	The adverse effect on gross profit of previously announced partner program changes in the software category of between $15 and $20 million; and

•	an effective tax rate of approximately 38% to 39%.

This outlook does not reflect severance and restructuring expenses or a non-cash impairment loss related to our Illinois real estate assets that we expect to record in the second quarter.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss first quarter 2014 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://nsit.client.shareholder.com/events.cfm, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 32389551.

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures exclude severance and restructuring expenses in 2014 and 2013 and the tax effect of these charges. The Company excludes these charges when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     800.467.4448     FAX 480.760.8958

Insight Q1 2014 Results, Page 4	May 1, 2014

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
Insight Enterprises, Inc.	2014	2013	% change
Net sales	$1,214,530	$1,181,622	3%
Gross profit	$163,745	$158,137	4%
Earnings from operations	$20,979	$14,417	46%
Net earnings	$11,550	$9,076	27%
Diluted earnings per share	$0.28	$0.20	40%
North America
Net sales	$780,682	$747,004	5%
Gross profit	$107,413	$102,527	5%
Earnings from operations	$18,155	$12,274	48%
EMEA
Net sales	$387,943	$386,911	—
Gross profit	$49,321	$48,610	1%
Earnings from operations	$1,956	$1,179	66%
APAC
Net sales	$45,905	$47,707	(4%)
Gross profit	$7,011	$7,000	—
Earnings from operations	$868	$964	(10%)

	North America			EMEA			APAC
	Three Months Ended March 31,			Three Months Ended March 31,			Three Months Ended March 31,
Sales Mix	2014	2013	% change*	2014	2013	% change*	2014	2013	% change*
Hardware	63%	63%	4%	39%	37%	7%	4%	2%	91%
Software	31%	30%	11%	59%	61%	(3%)	93%	95%	(5%)
Services	6%	7%	(14%)	2%	2%	(13%)	3%	3%	(11%)

	100%	100%	5%	100%	100%	—	100%	100%	(4%)

*	Represents growth/decline in category net sales on a U.S. dollar basis.

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     800.467.4448     FAX 480.760.8958

Insight Q1 2014 Results, Page 5	May 1, 2014

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expectations relative to the growth of the global IT market and its expected 2014 financial results and diluted earnings per share, and the assumptions relating thereto, including the effective tax rate, the effect on gross profit of partner program changes and the expected amount and timing of a non-cash impairment loss related to the Company’s Illinois real estate assets, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013:

•	the Company’s reliance on partners for product availability and competitive products to sell as well as the Company’s competition with its partners;

•	the Company’s reliance on partners for marketing funds and purchasing incentives;

•	changes in the IT industry and/or rapid changes in technology;

•	disruptions in the Company’s IT systems and voice and data networks, including risks and costs associated with the integration and upgrade of the Company’s IT systems;

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	the security of the Company’s electronic and other confidential information;

•	general economic conditions;

•	the Company’s dependence on certain personnel;

•	the variability of the Company’s net sales and gross profit;

•	the integration and operation of acquired businesses, including the Company’s ability to achieve expected benefits of the acquisitions;

•	the risks associated with the Company’s international operations;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, TREASURER
	TEL. 480.333.3390	TEL. 480.333.3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     800.467.4448     FAX 480.760.8958

Insight Q1 2014 Results, Page 6	May 1, 2014

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Net sales	$1,214,530	$1,181,622
Costs of goods sold	1,050,785	1,023,485

Gross profit	163,745	158,137
Operating expenses:
Selling and administrative expenses	142,429	140,988
Severance and restructuring expenses	337	2,732

Earnings from operations	20,979	14,417
Non-operating (income) expense:
Interest income	(249)	(312)
Interest expense	1,458	1,618
Net foreign currency exchange loss	496	161
Other expense, net	249	374

Earnings before income taxes	19,025	12,576
Income tax expense	7,475	3,500

Net earnings	$11,550	$9,076

Net earnings per share:
Basic	$0.28	$0.20

Diluted	$0.28	$0.20

Shares used in per share calculations:
Basic	41,632	44,670

Diluted	41,918	45,063

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     800.467.4448     FAX 480.760.8958

Insight Q1 2014 Results, Page 7	May 1, 2014

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$180,864	$126,817
Accounts receivable, net	1,074,465	1,257,910
Inventories	113,539	97,268
Inventories not available for sale	51,287	38,705
Deferred income taxes	16,423	16,436
Other current assets	63,933	57,528

Total current assets	1,500,511	1,594,664
Property and equipment, net	127,891	132,820
Goodwill	26,257	26,257
Intangible assets, net	33,003	35,765
Deferred income taxes	57,927	58,651
Other assets	13,132	19,561

	$1,758,721	$1,867,718

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$757,687	$850,951
Accrued expenses and other current liabilities	139,020	156,491
Current portion of long-term debt	369	217
Deferred revenue	45,576	44,146

Total current liabilities	942,652	1,051,805
Long-term debt	91,246	66,949
Deferred income taxes	45	443
Other liabilities	22,650	31,603

	1,056,593	1,150,800

Stockholders’ equity:
Preferred stock	—	—
Common stock	410	420
Additional paid-in capital	339,570	348,703
Retained earnings	348,278	353,854
Accumulated other comprehensive income – foreign currency translation adjustments	13,870	13,941

Total stockholders’ equity	702,128	716,918

	$1,758,721	$1,867,718

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     800.467.4448     FAX 480.760.8958

Insight Q1 2014 Results, Page 8	May 1, 2014

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net earnings	$11,550	$9,076
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	10,026	10,454
Provision for losses on accounts receivable	1,533	1,292
Write-downs of inventories	273	1,039
Write-off of property and equipment	7	51
Non-cash stock-based compensation	1,758	2,090
Excess tax benefit from employee gains on stock-based compensation	(252)	(717)
Deferred income taxes	359	1,304
Changes in assets and liabilities:
Decrease in accounts receivable	182,672	272,163
(Increase) decrease in inventories	(29,003)	2,941
Increase in other current assets	(6,295)	(17,137)
Decrease (increase) in other assets	6,206	(5,742)
Decrease in accounts payable	(87,709)	(247,725)
Increase (decrease) in deferred revenue	855	(4,575)
Decrease in accrued expenses and other liabilities	(25,947)	(8,231)

Net cash provided by operating activities	66,033	16,283

Cash flows from investing activities:
Purchases of property and equipment	(2,018)	(5,670)

Net cash used in investing activities	(2,018)	(5,670)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	143,492	326,535
Repayments on senior revolving credit facility	(138,992)	(330,535)
Borrowings on accounts receivable securitization financing facility	225,000	213,000
Repayments on accounts receivable securitization financing facility	(207,000)	(228,000)
Borrowings under other financing agreements	2,002	—
Payments on capital lease obligation	(53)	(257)
Net (repayments) borrowings under inventory financing facility	(7,181)	21,277
Excess tax benefit from employee gains on stock-based compensation	252	717
Payment of payroll taxes on stock-based compensation through shares withheld	(1,559)	(2,814)
Repurchases of common stock	(26,710)	(6,856)

Net cash used in financing activities	(10,749)	(6,933)

Foreign currency exchange effect on cash balances	781	(3,473)

Increase in cash and cash equivalents	54,047	207
Cash and cash equivalents at beginning of period	126,817	152,119

Cash and cash equivalents at end of period	$180,864	$152,326

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     800.467.4448     FAX 480.760.8958

Insight Q1 2014 Results, Page 9	May 1, 2014

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Consolidated Earnings from Operations:
GAAP	$20,979	$14,417
Severance and restructuring expenses	337	2,732

Non-GAAP	$21,316	$17,149

Consolidated Net Earnings:
GAAP	$11,550	$9,076
Severance and restructuring expenses, net of tax	224	1,868

Non-GAAP	$11,774	$10,944

Consolidated Diluted EPS:
GAAP	$0.28	$0.20
Severance and restructuring expenses, net of tax	—	0.04

Non-GAAP	$0.28	$0.24

North America Earnings from Operations:
GAAP	$18,155	$12,274
Severance and restructuring expenses	77	1,057

Non-GAAP	$18,232	$13,331

EMEA Earnings from Operations:
GAAP	$1,956	$1,179
Severance and restructuring expenses	260	1,675

Non-GAAP	$2,216	$2,854

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     800.467.4448     FAX 480.760.8958